UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

AMCOR PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38932	98-1455367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Tower Road North
Warmley, Bristol
United Kingdom	BS30 8XP
(Address of principal executive offices)	(Zip Code)

+44 117 9753200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.05 per share	AMCR	New York Stock Exchange
1.125% Guaranteed Senior Notes Due 2027	AUKF/27	New York Stock Exchange
5.450% Guaranteed Senior Notes Due 2029	AMCR/29	New York Stock Exchange
3.200% Guaranteed Senior Notes Due 2029	AUKF/29	New York Stock Exchange
3.950% Guaranteed Senior Notes Due 2032	AMCR/32	New York Stock Exchange
3.750% Guaranteed Senior Notes Due 2033	AUKF/33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2026, Amcor plc (the “Company”) announced that Fred Stephan, the Company’s Division President, Global Flexible Packaging Solutions, will retire from his officer role effective June 30, 2026. Mr. Stephan will remain employed as a special advisor to the Company until December 31, 2026 (the “Retirement Date”) to ensure a smooth transition of his duties. Mr. Stephan’s retirement from the Company is not as a result of any disagreement with the Company.

Mr. Stephan is a party to an employment agreement with the Company’s affiliate, Amcor Flexibles North America, Inc., dated June 21, 2019 (the “Stephan Employment Agreement”), which was modified by letter agreements dated September 5, 2024 and April 30, 2025 between Amcor Flexibles North America, Inc. and Mr. Stephan (the “Stephan Letter Agreements” and, together with the Stephan Employment Agreement, the “Existing Employment Agreement”). In connection with Mr. Stephan’s retirement, he has entered into a Transition, Retirement Agreement and General Release with the Company, dated June 10, 2026 (the “Transition and Retirement Agreement”). Following the Retirement Date, Mr. Stephan will have no further rights under the Existing Employment Agreement. The Transition and Retirement Agreement provides for the following, in exchange for Mr. Stephan’s execution of a general release of claims, as well as continued compliance with the covenants in the Transition and Retirement Agreement and the Existing Employment Agreement: (1) continued base salary at the amount that Mr. Stephan was receiving immediately prior to his retirement from his officer role, and continued benefits, through the Retirement Date; (2) a cash bonus equal to the bonus, if any is earned, under the Company’s Management Incentive Plan (“MIP”), pro-rated to reflect the six month period ending on the Retirement Date, at the same time such bonuses are otherwise paid; (3) accrued benefits including unused paid time off earned through the Retirement Date; (4) the right to elect benefit continuation coverage under COBRA; (5) vesting in full of any unvested Equity Management Incentive Plan awards held by Mr. Stephan on the Retirement Date; (6) for Long-Term Incentive Plan (“LTIP”) awards issued prior to July 1, 2025, (i) the ability to exercise vested but unexercised options or for 90 days after the Retirement Date, and (ii) pro-rated vesting of performance-based equity awards and options if more than half of the performance period has been satisfied as of the Retirement Date, with performance tested as of the assessment date and 90 days to exercise following their vesting date; and (7) other than as discussed herein, treatment of any other awards granted to Mr. Stephan on or after July 1, 2025 in accordance with the terms and conditions of the applicable award agreements and the equity plan.

In exchange for the payments made under the Transition and Retirement Agreement, Mr. Stephan provides a general release of claims as related to the Company and its affiliates, officers, directors, and shareholders. The Transition and Retirement Agreement and Existing Employment Agreement contain customary restrictive covenants relating to non-competition, non-solicitation, non-disparagement, and confidentiality, for which the payments described above will serve as consideration.

Mr. Ryan D. Yost, 50, has been appointed to serve as the Company’s Division President, Global Flexible Packaging Solutions, effective June 15, 2026. Mr. Yost previously served as President of Avery Dennison Materials Group, a global business of Avery Dennison Corporation, where he was responsible for the group’s overall global strategy and its short- and long-term business, financial and operating objectives. Prior to assuming that role in March 2024, Mr. Yost served as Vice President and General Manager of Avery Dennison Identification Solutions since 2021, and of Vestcom since 2022, where he led the businesses’ transformation into a high-growth organization focused on innovative solutions for the food, retail and logistics market segments. Mr. Yost previously served as Vice President and General Manager of Avery Dennison Printer Solutions from 2019 - 2021, where he led global operations and commercial teams. During his more than 25 years with Avery Dennison, Mr. Yost has held roles of increasing responsibility across multiple divisions of Avery Dennison, including leadership positions in operations and supply chain. Prior to joining Avery Dennison, Mr. Yost was a management consultant with Ernst & Young. Mr. Yost received his BSBA from Bowling Green State University and his Master of Business Administration from Cleveland State University.

In connection with Mr. Yost’s appointment, he entered into an offer letter with Amcor Flexibles North America, Inc., dated June 10, 2026 (the “Yost Letter Agreement”), that sets forth employment and compensation terms. Pursuant to the terms of the Yost Letter Agreement, Mr. Yost will receive an annualized base salary of US $1,000,000 and will participate in the MIP with a target opportunity of 100% of base salary and payouts ranging from 0% to 200% of base salary based on achievement of performance targets set by the Company, with his fiscal 2026 participation pro-rated to reflect his appointment date. Mr. Yost will also participate in the LTIP with annual grants made to him with respect to a number of shares having target grant date fair value of 300% of his base salary. Additionally, on his appointment date, Mr. Yost will receive a special grant under the LTIP with respect to a number of performance shares and stock options having an anticipated target grant date fair value of 195% of his base salary.

Mr. Yost will also receive a one-time sign-on cash bonus of US $175,000 payable in March 2027, and a special retention equity grant at the appointment date of restricted stock units having a value of US $1,600,000, 50% of which will vest one year from the appointment date and the other 50% of which will vest two years from the appointment date. Mr. Yost will receive financial support to relocate to Deerfield, IL in accordance with the Company’s relocation policy.

Mr. Yost will be entitled to participate in the Company’s Executive Change in Control Severance Plan as a non-CEO participant. Mr. Yost will also be subject to restrictive covenants, as set forth in the Yost Letter Agreement, including perpetual confidentiality, assignment of inventions, and non-solicitation and non-competition covenants that continue for twelve months following termination of employment. The notice period for Mr. Yost to terminate his employment under the Yost Letter Agreement is six months’ written notice.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Yost or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Yost and any of the Company’s directors or executive officers. The appointment of Mr. Yost was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

The foregoing descriptions of the Transition and Retirement Agreement and the Yost Letter Agreement are not complete, are in summary form only and are qualified in their entirety by reference to the full text of the Transition and Retirement Agreement and the Yost Letter Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively. A copy of the press release announcing the retirement of Mr. Stephan and the hiring of Mr. Yost is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit Index
Exhibit No.	Description
10.1	Transition, Retirement Agreement and General Release between Amcor Flexibles North America, Inc. and Fred Stephan, dated as of June 10, 2026.
10.2	Letter Agreement between Amcor Flexibles North America, Inc. and Ryan D. Yost, dated as of June 10, 2026.
99.1	Press Release of Amcor plc, dated June 15, 2026.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOR PLC

Date June 15, 2026	/s/ Damien Clayton
	Name:	Damien Clayton
	Title:	Company Secretary